Exhibit 1

$300,000,000

NEW GOLD INC.

7.000% Senior Notes due 2020

Purchase Agreement

April 2, 2012

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

New Gold Inc., a corporation incorporated under the laws of British Columbia (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 7.000% Senior Notes due 2020 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of April 5, 2012 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”), and will be fully and unconditionally guaranteed on an unsecured senior basis, jointly and severally, by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company and the Guarantors have prepared a preliminary offering memorandum dated March 27, 2012 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors, the Securities and the Guarantees.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”).  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial

Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include the preliminary Canadian offering memorandum dated March 27, 2012 (the “Preliminary Canadian Offering Memorandum”) and the Canadian offering memorandum dated the date hereof (the “Final Canadian Offering Memorandum”), as applicable.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Company intends to use the proceeds of the offering of the Securities to redeem in full (the “Refinancing”) its outstanding 10% Senior Secured Notes due 2017 (the “Existing Senior Secured Notes”).

The Company and Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities.

(a)           The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.7455% of the principal amount thereof plus accrued interest, if any, from April 5, 2012 to the Closing Date.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information, including, without limitation, on a private placement basis in each of Alberta, Manitoba, Ontario, Quebec and British Columbia (the “Canadian Jurisdictions”).  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)           it is an “accredited investor” within the meaning of National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian Securities Administrators (“NI 45-106”), was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106 and is purchasing the Securities as principal or is deemed to be purchasing the Securities as principal pursuant to NI 45-106;

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)          within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)           in accordance with the restrictions set forth in Annex C hereto.

(c)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(i), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)           The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.             Payment and Delivery.

(a)           Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on April 5, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  A copy of the Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)           Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, which information the parties agree is limited to the Initial Purchasers’ Information as defined in Section 7(b).  The Preliminary Canadian Offering Memorandum, as of its date, did not, and the Final Canadian Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain a “misrepresentation” as defined under applicable Canadian Securities Laws (as defined below); provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for inclusion in the Preliminary Canadian Offering Memorandum or the Final Canadian Offering Memorandum. As used in this Agreement, the term “Canadian Securities Laws” shall mean all applicable securities laws in each of the provinces and territories of Canada, including, without limitation, each of the Canadian Jurisdictions, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories.

(b)           Additional Written Communications.  The Company and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (including, without limitation, any offer or solicitation constituting an “offering memorandum” within the meaning of the Canadian Securities Laws) (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c).  Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to Initial Purchasers’ Information included in each such Issuer Written Communication.

(c)           Financial Statements.  The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby; the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby and the financial information included in each of the Time of Sale Information and the Offering Memorandum presented under Canadian generally accepted accounting principles (“Canadian GAAP”) has been derived from financial statements of the Company prepared in conformity with Canadian GAAP applied on a consistent basis throughout the periods covered thereby; and the Company would not be required to include any pro forma financial information in an offering registered under the Securities Act.

(d)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any reduction in the share capital or increase in the long-term debt of the Company and its subsidiaries (other than the El Morro Project funding loan and accretion of principal in connection with the Existing Senior Secured Notes and the Company’s 5% convertible debentures due 2014), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(e)           Organization and Good Standing.  The Company and each of its subsidiaries have been duly incorporated or organized and are validly existing and, to the extent applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and, to the extent applicable, are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, hold, lease or operate their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities, and the Guarantees (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association, partnership, trust or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

(f)            Capitalization.  The Company had the capitalization as of December 31, 2011 as set forth in each of the Time of Sale Information and the Offering Memorandum under the “Actual” column under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens securing obligations in connection with the Carried Funding Loan Agreement dated as of March 12, 2009, among Datawave Sciences Inc., Inversiones El Morro Limitada, Sociedad Contractual Minera El Morro and Xstrata Copper Chile S.A., as amended (the “Carried Funding Loan Agreement”), Liens pursuant to the Existing Senior Secured Notes and Liens securing obligations in connection with the Credit Agreement, dated as of December 14, 2010, among the Company, the Guarantors and the lenders and agents parties thereto (the “Credit Agreement”) governing the Company’s $150 million revolving credit facility and obligations (the “Hedging Obligations”) in connection with the Hedging Agreements between the Company or any of its subsidiaries and the lenders under the Credit Agreement or their respective affiliates (the borrowings and other credit extended under the Credit Agreement, together with the indebtedness under the Carried Funding Loan Agreement and the Existing Senior Secured Notes and the Hedging Obligations, the “Existing Indebtedness”). Except as disclosed in the Time of Sale Information and the Offering Memorandum and other than pursuant to the Company’s equity plans, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of its subsidiaries.

(g)           Due Authorization.  The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including, with respect to the Guarantors, each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h)           The Indenture.  The Indenture has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); on the Closing Date, the Indenture will comply with the laws of British Columbia, and no registration, filing or recording of the Indenture under such laws is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

(i)            The Securities and the Guarantees.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.  The Securities, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will comply with the provisions of the Business Corporations Act (British Columbia) relating thereto.

(j)            Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.  No registration, filing or recording of the Purchase Agreement under the laws of British Columbia is necessary in order to preserve or protect the validity or enforceability of the Purchase Agreement.

(k)           Descriptions of the Transaction Documents and Disclosure of Interest Rates.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.  The Securities, the Guarantees and the Indenture comply with the interest rate disclosure requirements of the Interest Act (Canada).

(l)            No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its notice of articles, articles, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, hypothec, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m)          No Conflicts.  The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, hypothec, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the notice of articles, articles, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect, (B) in the case of clause (iii) above, the anti-fraud provisions of each of the Securities Act and the rules and regulations thereunder and Canadian Securities Law and (C) in the case of clause (i) above after giving effect to the repayment and termination of the Existing Senior Secured Notes.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, under current laws and regulations of Canada and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities may be paid by the Company to the holder thereof in U.S. dollars.

(n)           No Consents Required.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, no consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers; (ii) the filing of a report of exempt distribution under NI 45-106 with payment of applicable filing fees to, and if applicable, delivery of the Final Canadian Offering Memorandum with (as applicable), the securities regulatory authority in each jurisdiction of Canada in which sales of the Securities are made and such delivery is required; and (iii) such other consents, approvals, authorizations, orders and registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           Stamp Taxes.  There are no stamp duties, fees, registration or documentary taxes, duties, or other similar charges payable (either by direct assessment or withholding) under Canadian or U.S. federal law or the laws of any province or any political subdivision of Canada in connection with: (i) the execution and delivery of the Transaction Documents; (ii) the enforcement or admissibility in evidence of the Transaction Documents; (iii) the creation, issuance, sale and delivery to the Initial Purchasers of the Securities and the Guarantees or (iv) the resale of any Securities and Guarantees by an Initial Purchaser to U.S. residents.

(p)           Transfer Taxes.  There are no transfer taxes or similar fees or charges under Canadian or U.S. federal law or the laws of any province or any political subdivision of Canada, required to be paid in connection with the execution, delivery and performance of the Transaction Documents, the creation, issuance, sale and delivery to the Initial Purchasers of the Securities and the Guarantees or the resale of any Securities and Guarantees by an Initial Purchaser to U.S. residents.

(q)           No Withholding Tax.  Subject to the conditions and qualifications set out in the Preliminary Offering Memorandum under the heading “Certain Canadian income tax considerations”, all interest, principal, premium, if any, additional amounts, if any, and other payments to be made by the Company or the Guarantors under the Transaction Documents, will not, as of the Closing Date, be subject to withholding, duties, levies, charges or other deductions under the Income Tax Act (Canada) or under the laws and regulations of Ontario or British Columbia.

(r)            Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the knowledge of the Company and the Guarantors, threatened, to which the Company or any of its subsidiaries is a party or to which any property, right or asset of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or by others.

(s)           Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are (i) independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and (ii) are independent with respect to the Company and its subsidiaries within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and Canadian Securities Laws.  There has not been any “reportable event” (within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations of the Canadian Securities Administrators (“NI 51-102”)) between the Company and its current and previous auditors.  There has never been any reportable disagreement (within the meaning of NI 51-102) with the Company’s current or previous auditors.

(t)            Mineral Information.  The information set forth in the Time of Sale Information and the Offering Memorandum relating to the estimates by the Company of the mineral reserves and resources (collectively, the “Mineral Report”) at the Company’s properties has been reviewed and verified by the Company or by qualified persons that are independent of the Company where required by National Instrument 43-101 — Standards of Disclosure of Mineral Projects of the Canadian Securities Administrators (“NI 43-101”) as disclosed in the Time of Sale Information and the Offering Memorandum

and has been prepared in accordance with Canadian industry standards set forth in NI 43- 101.  The method of estimating such mineral reserves and resources has been verified by mining experts using accepted guidelines and practices and the information upon which the estimates of reserves and resources was based at the time of delivery thereof, was, to the knowledge of the Company and the Guarantors, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof, except as disclosed in the Time of Sale Information and the Offering Memorandum.  The Company has duly filed with the applicable Canadian securities commissions in compliance with applicable Canadian Securities Laws all technical reports required to be filed under NI 43-101 to be filed and all such reports comply with the requirements thereof; prior to the issuance of such technical reports, the Company made available all information requested by the authors of such reports and such information did not contain any misrepresentation at its date.

(u)           Independent Consultants.  To the best knowledge of the Company and each of the Guarantors, each of (i) Roscoe Postle Associates, Inc. (f/k/a/ Scott Wilson Roscoe Postle Associates, Inc.) and its employees who served as “qualified persons” as defined by NI 43-101 (any such person, a “Qualified Person”) with respect to the Company’s Mesquite Mine, Cerro San Pedro Mine, New Afton Project and El Morro Project and (ii) GeoSim Services Inc. and its employee who served as a Qualified Person with respect to the Company’s Blackwater Mine, are independent within the meaning of NI 43-101.

(v)           Real and Personal Property.  The Company and its subsidiaries are the legal and beneficial owners of and have good, valid and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property including all interests in mining claims, concessions, mining leases, leases of occupation, exploitation or extraction rights, participating interests or other property interests or rights or similar rights (“Mining Claims”) and all licenses, sub-licenses, certificates, permits, claims and instruments that are material to the respective businesses of the Company and its subsidiaries as currently conducted, in each case free and clear of all liens, encumbrances, charges, claims, defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) secure the Existing Indebtedness, which liens, encumbrances and claims, in the case of the Existing Senior Secured Notes, will be released upon the redemption of such notes pursuant to the notice of redemption described in section 6(o).  There are no expropriations or similar proceedings or any challenges to title or ownership, actual or threatened, of which the Company or its subsidiaries has received notice against the Mining Claims or any part thereof and, to the best knowledge of the Company and each of the Guarantors, no such expropriations, proceedings or challenges are contemplated. Except as may be required by law, there are no restrictions on the ability of the Company or any of its subsidiaries to use, transfer or otherwise exploit any of their respective personal or real property rights, and the Company does not know of any claim or basis for a claim that may adversely affect such rights, except as would not, individually or in the aggregate, have a Material Adverse

Effect.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor its subsidiaries have granted any other person any right to acquire the Mining Claims or any portion of the Mining Claims other than as described in the Time of Sale Information and the Offering Memorandum. Except as set forth in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has any responsibility or obligation to pay any commission, royalty or similar payment, whether registered or unregistered, to any person with respect to its property rights relating to the material assets of the Company and its subsidiaries.

(w)          Intellectual Property.  (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property (collectively, “Intellectual Property”) necessary to conduct their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; and (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property, except, in the case of each of (i), (ii) and (iii), as would not have a Material Adverse Effect.

(x)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed by the Company with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(y)           Investment Company Act.  Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, required to be registered as an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z)           Taxes.  The Company and its subsidiaries have timely paid all federal, state, national, provincial, municipal, local and foreign taxes and other assessments of a similar nature required to be paid whether imposed directly or through withholding (including any interest, additions to tax or penalties) and have timely filed all tax returns required to be filed in any jurisdiction through the date hereof, except for any such failure to pay or file as would not have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.

(aa)         Licenses and Permits.  The Company and its subsidiaries are the registered owners of and possess, in good standing without default, all licenses, sub-licenses, certificates, rights (including, without limitation, surface rights, access rights and water rights), permits, concessions, instruments and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess, maintain in good standing, or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation, cancellation or modification of or intention to revoke, cancel or modify any such license, sub-license, certificate, permit, concession, instrument or other authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not have a Material Adverse Effect.

(bb)         No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc)         Compliance With Environmental Laws. Except as described in the Time of Sale Information and the Offering Memorandum, (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, provincial, state, municipal, local and foreign laws, rules, regulations, ordinances, codes, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $2,000,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws

(dd)         Compliance With ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)(“Benefit Plan”), maintained, administered or contributed to by the Company or Western Mesquite Mines, Inc. for current or former employees or directors of, or independent contractors with respect to, the Company (each, a “Company Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Company Plan nor any other Benefit Plan maintained, administered or contributed to by a member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) or with respect to which any member of the Company’s Controlled Group would have any liability (“ERISA Affiliate Plan”), in each case that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such plan; (iv) no Company Plan nor ERISA Affiliate Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Company Plan and ERISA Affiliate Plan exceeds the present value of all benefits accrued under such plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) with respect to any Company Plan or ERISA Affiliate Plan has occurred or is reasonably expected to occur; (vii) each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Company Plan or ERISA Affiliate Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Company Plan or ERISA Affiliate Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)         United States Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)          United States Accounting Controls.  The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company and its subsidiaries maintain internal accounting controls that the Company believes are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in such internal controls.

(gg)         Canadian Accounting and Disclosure Controls.  The Company maintains a system of internal disclosure controls and procedures applicable to financial reporting that complies with the requirements of National Instrument 52-109 — Certification of Disclosure in Issuer’s Annual and Interim Filings of the Canadian Securities Administrators, designed by the Company’s Chief Executive Officer and Chief Financial Officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian generally accepted accounting principles (including, for greater certainty, IFRS following December 31, 2011).  The Company is not aware of any material weaknesses in such internal control over financial reporting.  The Company maintains a system of disclosure controls and procedures that is designed to provide reasonable assurance that information required to be disclosed by the Company under applicable Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified under such laws and that information required to be disclosed by the Company under such laws is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(hh)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses customary for a mining company of its size; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)           No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or any similar such law or regulation effective under Canadian law or any other law, rule or regulation of similar purpose and scope; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)           Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Guarantors, threatened.

(kk)         Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company or any of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)           Solvency.  On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be

Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that could reasonably be expected to result in a judgment that the Company is or would become unable to satisfy.

(mm)      No Restrictions on Subsidiaries.  Except as provided in the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any parent entity of such subsidiary.

(nn)         No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo)         Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(pp)         No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act or the qualification of the Securities by the filing of a prospectus under Canadian Securities Laws applicable in any Canadian Jurisdiction.

(rr)           No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S or (iii) directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Securities in any of the Canadian Jurisdictions to be qualified by a prospectus or otherwise under Canadian Securities Laws applicable in such province.

(ss)          Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Securities by prospectus or otherwise under the Canadian Securities Laws applicable in any Canadian Jurisdiction or to qualify the Indenture under the Trust Indenture Act of 1939 or to comply with the trust indenture provisions of the Business Corporations Act (British Columbia).

(tt)           No Stabilization.  Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(uu)         Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or as defined under the Canadian Securities Laws, as applicable) included in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)       Industry Statistical and Market Data.  Nothing has come to the attention of the Company, having made no investigation or inquiry, that has caused the Company to believe that the industry statistical and market-related data included in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(xx)         Canadian Reporting Issuer.  The Company is a “reporting issuer” (or equivalent) in all of the provinces and territories in Canada under Canadian Securities Laws, has filed pursuant to such laws all documents required to be filed by it and is either listed on the list of reporting issuers as not being in default or not on the list of defaulting reporting issuers maintained by the applicable securities regulatory authority in each such Canadian jurisdictions, as the case may be.

(yy)         Power to Submit.  Pursuant to this Agreement and each other Transaction Document governed by New York law, the Company and each Guarantor has, or at the Closing Date will have, validly and irrevocably submitted to the jurisdiction of any federal or state court in the State of New York with respect to this Agreement and such Transaction Documents; and the Company and each Guarantor has the power to designate, appoint and empower, and pursuant to this Agreement and each other Transaction Document governed by New York law has, or at the Closing Date will have, validly and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement and each such Transaction Document in any federal or state court in the State of New York, as provided herein and in such Transaction Documents.

4.             Further Agreements of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies.  The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)           Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c)           Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of

Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law (including, without limitation, Canadian Securities Laws), the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law (including, without limitation, Canadian Securities Laws).

(g)           Ongoing Compliance of the Offering Memorandum.  If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law (including, without limitation, Canadian Securities Laws), the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law (including, without limitation, Canadian Securities Laws).

(h)           Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)            Clear Market.  During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year. This provision shall not restrict the Company’s ability to redeem, force conversion of, purchase or otherwise acquire any debt securities.

(j)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(k)           Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)            DTC.  The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)          No Resales by the Company.  The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)           No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act or the qualification of the Securities by the filing of a prospectus or otherwise under Canadian Securities Laws.

(o)           No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(p)           No Stabilization.  Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(q)           Reporting Requirements.  After the Closing Date, the Company will file or furnish all documents required to be filed or furnished to Canadian securities regulatory authorities in accordance with applicable Canadian Securities Laws, including, without limitation, any Form 45-106F1 or Form 45-106F6 prescribed by NI 45-106, as applicable.

5.             Certain Agreements of the Initial Purchasers.  (a) Each Initial Purchaser hereby represents and agrees that it has not and will not, use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

(b)           Each Initial Purchaser agrees that it will use commercially reasonable efforts to cooperate with the Company with respect to the Company’s obligations under Section 4(p) hereof by providing the names and addresses of the purchasers of the Notes as soon as reasonably practicable after the Closing Date.

6.             Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)           Officer’s Certificate.  The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters and CFO Certificate.  (i) On the date of this Agreement and on the Closing Date, Deloitte & Touche shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the

Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(ii)           the Company shall have furnished to the Representative a certificate, dated the Closing Date and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(f)            Opinion and 10b-5 Statement of U.S. Counsel for the Company.  Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(g)           Opinion of Canadian Counsel. Cassels Brock & Blackwell LLP, Canadian counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(h)           Opinions of Local Counsel. (i) Lawson Lundell LLP, counsel for the Company and Peak Gold Ltd. (the “British Columbia Guarantor”) in British Columbia, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto, (ii) Corrs, Chambers, Westgarth, counsel for Peak Gold Mines Pty Ltd (the “Australian Guarantor”) in Australia, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex G hereto, (iii) Von Wobeser y Sierra, counsel for Minera San Xavier S.A. de C.V. (the “Mexican Guarantor”) in Mexico, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex H hereto, and (iv) Gresham Savage Nolan & Tilden, counsel for Western Mesquite Mines, Inc. (the “Nevada Guarantor”) in Nevada, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex I hereto.

(i)            Opinion and 10b-5 Statement of U.S. Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            Opinion of Canadian Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date an opinion, addressed to the Initial Purchasers, of Osler, Hoskin, & Harcourt LLP, Canadian counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, provincial, municipal or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state, provincial, municipal or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l)            Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing (or similar status) of the Company, each Guarantor and each subsidiary of the Company that is a parent of a Guarantor in their respective jurisdictions of incorporation or organization, as the case may be, and their good standing (or similar status) in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m)          DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(n)           Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(o)           Existing Senior Secured Notes.  The Representative shall have received evidence reasonably satisfactory to it that, substantially simultaneously with the purchase of the Securities by the Initial Purchasers, the Company has issued a notice of redemption with respect to the outstanding Existing Senior Secured Notes.

(p)           Credit Agreement Amendment.  The Company and the Guarantors shall have entered into an amendment to the Credit Agreement, or obtained a binding waiver under the terms of the Credit Agreement, to permit the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents.

(m)          Additional Documents.  On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers.  The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only information furnished by an Initial Purchaser consists of the Initial Purchasers’ Information.

(b)           Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following:  the fourth and fifth sentences of the tenth paragraph and the twelfth paragraph of the

“Plan of distribution” section of the Preliminary Offering Memorandum and the Offering Memorandum (such information collectively, the “Initial Purchasers’ Information”).

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on The New York Stock Exchange or the Toronto Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by Canadian, U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or Canada, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.             Defaulting Initial Purchaser.

If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.          Payment of Expenses.

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial

Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all fees payable in connection with the filing of any Form 45-106F1 with Canadian securities regulatory authorities and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, Toronto, Ontario or Vancouver, British Columbia; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; and (f) except where otherwise expressly provided, the term “dollar” and the symbol “$” refer to U.S. dollars.

14.          Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15.          Additional Amounts. If the compensation (including the Initial Purchasers’ commissions) or any other amounts to be received by the Initial Purchasers under this Agreement (including, without limitation, indemnification and contribution payments and reimbursable expenses), or as a result of entering into this Agreement, are subject to any present or future taxes, assessments, deductions, withholdings or charges of any nature, including interest, penalties and additions thereto, imposed or levied by or on behalf of Canada or any political subdivision thereof or taxing authority therein (“Canadian Taxes”), then the Company will pay to the Initial Purchasers, an additional amount so that the Initial Purchasers retain, after taking into consideration all such Canadian Taxes, an amount equal to the amounts owed to them as compensation or otherwise under this Agreement as if such amounts had not been subject to Canadian Taxes; provided, however, that no such additional amounts shall be payable to a particular Initial Purchaser if any such Canadian Taxes are imposed or levied by reason of such Initial Purchaser having a connection with or establishment in Canada (other than a connection resulting solely from such Initial Purchaser having executed, delivered or performed its obligations, received any amounts, or enforced its rights under this Agreement).  If any Canadian Taxes are collected by deduction or withholding, the Company will provide to the Initial Purchasers copies of documentation evidencing the transmittal to the proper authorities of the amount of Canadian Taxes deducted or withheld within 15 days after payment of such Canadian Taxes.

16.          Miscellaneous.

(a)           Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Tim Donahue.  Notices to the Company and the Guarantors shall be given to them at New Gold Inc., 3110-666 Burrard St., Vancouver, British Columbia, V6C 2X8, (fax: (604) 696-4110); Attention: Susan Toews.

(c)           Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Submission to Jurisdiction and Attornment.  The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company and each of the Guarantors irrevocably appoint CT Corporation System, located 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Guarantor, as the case may be, by the person serving the same to the address provided in this Section 16(d), shall be deemed in every respect effective service of process upon the Company and such Guarantor in any such suit or proceeding.  The Company and each of the Guarantors hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company and each of the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)           Judgment Currency.  The Company and each of the Guarantors, jointly and severally, agree to indemnify each Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Initial Purchaser is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f)            Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NEW GOLD INC.

By	(signed) “Brian Penny”
Title: Chief Financial Officer

METALLICA RESOURCES INC.

By	(signed) “Brian Penny”
Title: Executive Vice President and CFO

MINERA SAN XAVIER S.A. DE C.V.

By	(signed) “Robert Gallagher”
Title: Director

PEAK GOLD LTD.

By	(signed) “Brian Penny”
Title: Director

PEAK GOLD MINES PTY LTD

By	(signed) “Peter Lloyd”
Title: Director

By	(signed) “Bruce Kennedy”
Title: Secretary

[Signature Page to Purchase Agreement]

ROCKCLIFF GROUP LIMITED

By	(signed) “Brian Penny”
Title: Executive Vice President and CFO

WESTERN GOLDFIELDS INC.

By	(signed) “Brian Penny”
Title: Executive Vice President and CFO

WESTERN MESQUITE MINES, INC.

By	(signed) “Brian Penny”
Title: Executive Vice President and CFO

[Signature Page to Purchase Agreement]

Accepted: April 2, 2012

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By	(signed) “David A. Dwyer”
Authorized Signatory

David A. Dwyer
Executive Director

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities LLC	$141,825,000
Scotia Capital (USA) Inc.	$141,825,000
RBC Capital Markets, LLC	$13,623,000
UniCredit Capital Markets LLC	$2,727,000
Total	$300,000,000

Schedule 2

Guarantors

Metallica Resources Inc.

Minera San Xavier S.A. de C.V.

Peak Gold Ltd.

Peak Gold Mines Pty Ltd

Rockcliff Group Limited

Western Goldfields Inc.

Western Mesquite Mines, Inc.

Schedule 3

Subsidiaries

Datawave Sciences Inc.

Metallica (Barbados) Inc.

Metallica Resources Inc.

Minera San Xavier S.A. de C.V.

Peak Gold Asia Pacific Pty Ltd.

Peak Gold Ltd.

Peak Gold Mines Pty Ltd

Peak Mines Ltd.

Raleigh Mining International Ltd.

Rockcliff Group Limited

Servicios del Plata y Oro, S.A. de C.V.

Sociedead Contractual Minera El Morro

Western Goldfields (USA) Inc.

Western Goldfields Inc.

Western Mesquite Mines, Inc.

ANNEX A

a.             Additional Time of Sale Information

1.                                      Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

New Gold Inc.

Pricing Term Sheet, dated April 2, 2012

to Preliminary Offering Memorandum dated March 27, 2012

Strictly Confidential

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	New Gold Inc.
Security description:	Senior Notes due 2020
Distribution:	144A/Regulation S
Size:	$300,000,000
Gross proceeds:	$300,000,000
Maturity:	April 15, 2020
Coupon:	7.000%
Issue price:	100.000% of face amount.
Yield to maturity:	7.000%
Spread to Benchmark Treasury:	+521 basis points
Benchmark Treasury:	UST 3.50% due May 15, 2020
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2012
Record Dates:	April 1 and October 1
Equity clawback:	Up to 35% at 107.000% prior to April 15, 2015
Optional redemption:	Make-whole call @ T+50bps prior to April 15, 2016, then:
	On or after:	Price:
	April 15, 2016	103.500%
	April 15, 2017	101.750%
	April 15, 2018 and thereafter	100.000%

Change of control:	Putable at 101% of principal plus accrued and unpaid interest
Trade date:	April 2, 2012
Settlement:	T+3; April 5, 2012
CUSIP:	144A: 644535AD8 RegS: C62944AA8
ISIN:	144A: US644535AD87 RegS: USC62944AA81
Denominations/Multiple:	2,000 x 1,000

Ratings*:	B2/BB-
Bookrunners:	J.P. Morgan
Scotiabank
Co-Managers:	RBC Capital Markets
UniCredit Capital Markets

Use of Proceeds

Estimated net proceeds to the Issuer from the offering of notes, after deducting the Initial Purchasers’ discount and offering expenses payable by the Issuer in connection with the offering, will be approximately $291.9 million. The Issuer intends to use approximately $202.8 million of such proceeds to redeem all of its existing 10% Senior Secured Notes due 2017 which redemption will be completed approximately 30 days following the completion of the offering.  The Issuer will use the remaining net proceeds for general corporate purposes.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S. In addition, the Notes may only be sold pursuant to an exemption from the prospectus requirements of applicable securities laws in each of the provinces and territories of Canada, including the Securities Act (British Columbia). See the sections entitled “Plan of distribution” and “Transfer restrictions” in the Preliminary Offering Memorandum.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)           Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           Each Initial Purchaser acknowledges that the Securities may not be offered or sold within the Canadian Jurisdictions except in accordance with registration requirements under Canadian Securities Laws or in a manner exempt from the prospectus requirements under Canadian Securities Laws in reliance on one or more exemptions from the prospectus requirements under NI 45-106 and only to such persons or entities and in such manner that, pursuant to the provisions of the Canadian Securities Laws applicable in the Canadian Jurisdictions, no prospectus or similar document need be filed with, or delivered to, any Canadian securities regulatory authorities in any Canadian Jurisdictions in connection therewith (other than, if applicable, the post-closing filing of the Final Canadian Offering Memorandum and any required reports pursuant to Canadian Securities Laws applicable in respect of the private placement of the Securities).

(c)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraphs (a) and (c) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

ANNEX D

Form of Opinion of Counsel of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. Counsel for the Company

April 5, 2012

J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

RBC Capital Markets, LLC

UniCredit Capital Markets LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

We have acted as special United States counsel to New Gold Inc., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), and the Guarantors referred to below in connection with the purchase agreement (the “Purchase Agreement”), dated as of April 2, 2012, among you (the “Initial Purchasers”), the guarantors who have signed the Purchase Agreement (the “Guarantors”) and the Company, relating to the purchase today by you of the Company’s

7.00% Senior Notes due 2020 (the “Notes”). The Notes have been guaranteed on a full and unconditional basis by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). The Notes and the Guarantees are to be issued under the indenture, dated as of the date hereof (the “Indenture”), among the Company, the Guarantors and Computershare Trust Company, N.A., as trustee (the “Trustee”). This opinion is being furnished at the request of the Company as contemplated by Section 6(f) of the Purchase Agreement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.                      the Purchase Agreement;

2.                      the Indenture (including the Guarantees set forth therein);

3.                      the Notes;

4.                      the Preliminary Offering Memorandum relating to the Notes, dated as of March 27, 2012 (the “Preliminary Memorandum”);

5.                      the pricing term sheet containing the terms of the Notes included as Annex B to the Purchase Agreement, dated as of April 2, 2012 (the “Pricing Term Sheet” and, together with the Preliminary Memorandum, the “Pricing Disclosure Package”); and

6.                      the Final Offering Memorandum relating to the Notes, dated as of April 2, 2012 (the “Final Memorandum”).

In addition, we have examined such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company and the Guarantors, the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Purchase

Agreement and the Indenture and upon certificates of public officials and the officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that each of the Company and the Guarantors is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) that each of the Company and the Guarantors has all necessary corporate or other similar power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Notes, (iii) that the execution, delivery and performance of the Purchase Agreement, the Indenture and the Notes have been duly authorized by all necessary corporate or other similar action and do not violate the charter documents or other organizational documents of any of the Company or the Guarantors or the laws of their respective jurisdictions of organization and (iv) the due execution and delivery of the Purchase Agreement, the Indenture and the Notes by each of the Company and the Guarantors under the laws of their respective jurisdictions of organization. We have also assumed (i) that the Indenture has been duly authorized and executed by, and represents a valid and legally binding obligation of, the

Trustee and (ii) the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to you today.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.                                      The Notes have been duly executed and delivered by the Company to the extent governed by the laws of the State of New York and, when duly issued and delivered by the Company against payment as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes conform in all material respects to their description contained in each of the Pricing Disclosure Package and the Final Memorandum under the caption “Description of notes.”

2.                                      The Indenture has been duly executed and delivered by each of the Company and the Guarantors to the extent governed by the laws of the State of New York. The Indenture is a valid and legally binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description contained in each of the Pricing Disclosure Package and the Final Memorandum under the caption “Description of notes.”

3.                                      The Purchase Agreement has been duly executed and delivered by each of the Company and the Guarantors to the extent governed by the laws of the State of New York.

4.                                      When the Notes are duly issued and delivered by the Company against payment as provided in the Purchase Agreement, the Guarantee of each Guarantor will be a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that the enforceability of each of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Guarantees conform in all material respects to their description contained in each of the Pricing Disclosure Package and the Final Memorandum under the caption “Description of notes.”

5.                                      The statements in the Final Memorandum under the caption “Certain ERISA considerations,” to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions of them, are accurate in all material respects. The statements in the Final Memorandum under the heading “Certain United States income tax considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under those headings in all material respects.

6.                                      Based upon the representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 1(b) of the Purchase Agreement to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we express no opinion as to any subsequent resale of the Securities.

7.                                      The issuance and sale of the Notes by the Company, the issuance of the Guarantees by the Guarantors, the compliance by the Company and each Guarantor with the provisions of the Purchase Agreement and the Indenture and the performance of their obligations thereunder will not violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us. For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement (other than the United States federal securities laws, any state securities or Blue Sky laws of the various states, anti-fraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.) but without us having made any special investigation as to applicability of any specific rule or regulation.

8.                                      No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company and the Guarantors under any

Applicable Law for the issuance or sale of the Securities or the performance by the Company and the Guarantors of their obligations under the Purchase Agreement and the Indenture. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

9.                                      The Company is not, nor after giving effect to the offering and sale of the Notes and the application of their proceeds as described in each of the Pricing Disclosure Package and the Final Memorandum under the heading “Use of proceeds,” will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

April 5, 2012

J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

RBC Capital Markets, LLC

UniCredit Capital Markets LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

We have acted as special United States counsel to New Gold Inc., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), and the Guarantors referred to below in connection with the purchase agreement (the “Purchase Agreement”), dated as of April 2, 2012, among you (the “Initial Purchasers”), the guarantors who have signed the Purchase Agreement (the “Guarantors”) and the Company, relating to the purchase today by the Initial Purchasers

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this document is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter that is contained in this document.

of the Company’s 7.00% Senior Notes due 2020 (the “Notes”). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Purchase Agreement.

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Preliminary Offering Memorandum relating to the Notes, dated March 27, 2012 (the “Preliminary Memorandum”) and the Final Offering Memorandum relating to the Notes, dated April 2, 2012 (the “Final Memorandum”) are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Preliminary Memorandum or the Final Memorandum (other than as explicitly stated in paragraphs 1, 2, 4 and 5 of the Opinion).

In the course of acting as special United States counsel to the Company and the Guarantors in connection with the offering of the Notes, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the Guarantors, Canadian counsel for the Company and the Guarantors and the independent registered public accountants for the Company and your representatives and your United States and Canadian counsel, during which conferences and conversations the contents of the Preliminary Memorandum, the Final Memorandum and related matters were discussed. Based upon such participation (and relying as to factual

2

matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of the Time of Sale (as defined below), the Pricing Disclosure Package (as defined below) (except for the financial statements, other financial and statistical data and reserve and resource estimates included therein or omitted therefrom, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) at the time the Final Memorandum was issued or as of the date hereof, the Final Memorandum (except for the financial statements, other financial and statistical data and reserve and resource estimates included therein or omitted therefrom, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this letter, the term “Time of Sale” means the time when sales of the Notes were first made, and the term “Pricing Disclosure Package” means the Preliminary Memorandum when taken together with the term sheet containing the terms of the Notes included as Annex B to the Purchase Agreement, dated as of April 2, 2012.

3

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

4

ANNEX E

Form of Opinion of Counsel of Cassels Brock & Blackwell LLP, Canadian Counsel for the Company

April •, 2012

J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

and the other several initial purchasers

parties to the Purchaser Agreement

referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Dear Sirs:

We have acted as special Ontario counsel to New Gold Inc. (the “Company”), a corporation incorporated under the laws of the Province of British Columbia, and the Guarantors referred to below in connection with the purchase agreement (the “Purchase Agreement”) dated as of April •, 2012 among you (the “Initial Purchasers”), the guarantors (the “Guarantors”) who have signed the Purchase Agreement and the Company, relating to the purchase today by you of the Company’s • Senior Notes due 2020 (the “Notes”). The Notes have been guaranteed (the “Guarantees” and together with the Notes, the “Securities”) on a full and unconditional basis by each of the Guarantors pursuant to the Indenture referred to below. The Notes are to be issued under the indenture (the “Indenture”) dated as of the date hereof among the Company, the Guarantors and Computershare Trust Company, N.A., as trustee, and are being sold by the Initial Purchasers pursuant to the Purchase Agreement.  This opinion is being furnished at the request of the Company pursuant to Section [6(f)] of the Purchase Agreement.

Documents Reviewed

We have examined originals, or copies certified or otherwise identified to our satisfaction, of signed counterparts to the following documents:

(a)                                 the Purchase Agreement;

(b)                                 the Indenture (including the Guarantee contained therein);

(c)                                  the form of global certificate evidencing the Notes;

(d)                                 the Preliminary Offering Memorandum, and the Canadian “wrapper” to the Preliminary Offering Memorandum, relating to the Notes dated as of March •, 2012 (collectively, the “Preliminary Offering Memorandum”); and

(e)                                  the Final Offering Memorandum, and the Canadian “wrapper” to the Final Offering Memorandum, relating to the Notes dated as of • (together with the Preliminary Offering Memorandum, the “Offering Memorandum”).

The documents described in (a), (b) and (c) above are collectively referred to herein as the “New York Documents”.

Assumptions and Fact Reliance

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions expressed below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

We have assumed as to matters of fact, the truthfulness of the representations made in the Purchase Agreement and other Documents and in certificates of public officials and officers of the Company and the Guarantors.

We have assumed that each of the parties to a New York Document, other than Metallica Resources Inc. (“Metallica”), a corporation incorporated under the laws of Canada, Rockcliff Group Inc. (“Rockcliff”), a corporation incorporated under the laws of Ontario, and Western Goldfields Inc. (“Western Goldfields” and collectively with Metallica and Rockcliff, the “Corporations”), a corporation incorporated under the laws of Ontario, is a validly subsisting legal entity, has all requisite power and capacity to execute and deliver each New York Document to which it is a party and to exercise its rights and perform its obligations thereunder, and has taken all necessary action to authorize the execution and delivery of each such New York Document and the exercise of its rights and the performance of its obligations thereunder.

We have assumed that each New York Document is the legal, valid and binding obligation of each party thereto (other than the Corporations), enforceable against each such party in accordance with its terms.

2

For the purposes of our opinion in respect of Metallica in paragraph 1 below, we have relied exclusively upon a compliance certificate dated April •, 2012, issued by Industry Canada in respect of Metallica.

For the purposes of our opinion in paragraph 1 below in respect of Rockcliff and Western Goldfields, we have relied exclusively upon certificates of status dated April •, 2012, issued by the Ontario Ministry of Consumer and Business Services in respect of Rockcliff and Western Goldfields.

For the purposes of our opinion in paragraph 4 below, we have assumed that the execution, delivery and performance by the Company and the Guarantors of the New York Documents to which they are parties would not contravene or breach or result in a default under the financial covenants contained in Sections 11.1(o), 11.1(p) or 11.1(q) of the Credit Agreement dated as of December 14, 2010, among the Company, as guarantor, the other guarantors parties thereto, the borrowers parties thereto, The Bank of Nova Scotia, as Administrative Agent, and the other lenders and agents parties thereto, as amended prior to the date hereof (the “Credit Agreement”).

For the purpose of our opinion in paragraph 11 below, we have assumed that:

(a)                                 the representations, warranties, acknowledgements and certifications contained in the Purchase Agreement by the Initial Purchasers are true, correct and accurate in all respects (which representations, warranties, acknowledgements and certifications we have relied upon without independent investigation);

(b)                                 the representations, warranties, acknowledgements and certifications contained in the Offering Memorandum and deemed to have been made by each purchaser of the Notes resident in Ontario (the “Purchasers”) are true, correct and accurate in all respects (which representations, warranties, acknowledgements and certifications we have relied upon without independent investigation);

(c)                                  the Company is not required to be registered as a dealer under Applicable Securities Laws;

(d)                                 the distribution of the Notes was effected in accordance with the terms of the Offering Memorandum and the Purchase Agreement;

(e)                                  any “dealer” or “underwriter” (as such terms are defined in the Act, as defined below) that participates in any sale or trade of the Notes in Ontario

3

is duly registered as a “dealer” in an appropriate category of dealer registration and, in the case of an underwriter, is authorized to act as an underwriter in the circumstances;

(f)                                   no person, other than the Initial Purchasers or any selling group members, has engaged in any activities in connection with the issue and sale of the Notes which would give rise to the obligation to register as a dealer under Applicable Securities Laws;

(g)                                  no person, other than the Initial Purchasers or any selling group members, has engaged in any activities in connection with the issue and sale of the Notes which would give rise to the obligation to register as a dealer under the Applicable Securities Laws;

(h)                                 at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of any of the Notes or any other securities of the Company or that affects any person who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of any of the Notes or other securities of the Company or that affects any person who engages in such a trade; and

(i)                                     other than as described in the Offering Memorandum, the Company is not a “related issuer” or a “connected issuer” (as those terms are defined in Section 1.1 of National Instrument 33-105 — Underwriting Conflicts) of any registrant involved in a trade of the Notes.

For the purposes of this opinion, “Applicable Securities Laws” refers to the Securities Act (Ontario) (the “Act”) and regulations and rules (including instruments) thereunder and the orders, policy statements and notices issued or adopted by the Ontario Securities Commission (the “Commission”).

We note that the Commission maintains a list of reporting issuers (the “List”) that identifies (i) issuers that are reporting issuers (“Reporting Issuers”) in Ontario under the Act; and (ii) Reporting Issuers that have been noted in default of certain requirements of the Act. However, the absence of a default notation on the List does not ensure that the Reporting Issuer is in full compliance with all of its obligations under Applicable Securities Laws because, amongst other things: (i) not all types of deficiencies may lead to a default notation; (ii) the List will not reflect undetected deficiencies; and (iii) the List will not reflect deficiencies which, though detected, have not yet resulted in the Reporting Issuer being noted in default as the Reporting Issuer may be given advance notice of the deficiency and a time-limited opportunity to remedy the deficiency before being noted in default.

4

For the purposes of our opinion in paragraph 12 below, we have reviewed and relied exclusively, without independent investigation, upon the List published by the Commission and posted on its website (www.osc.gov.on.ca) stated to be current as of April •, 2012, which we have assumed continues to be accurate as at the date hereof.

Scope of Opinions

Our opinions are expressed only with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein which are in effect on the date of this opinion. We express no opinion as to any laws or matters governed by the laws of any other jurisdictions.

Opinions

Based and relying upon the foregoing, and subject to the qualification hereinafter expressed, we are of the opinion that:

Incorporation

1.                                                                                      Metallica is a corporation incorporated under the laws of Canada and has not been dissolved and each of Rockcliff and Western Goldfields is a corporation incorporated under the laws of Ontario and has not been dissolved.

Execution and Delivery

2.                                                                                      Each Corporation has the corporate power and capacity to execute and deliver each New York Document to which it is a party and to perform its obligations thereunder.  The execution, delivery and performance of each New York Document to which a Corporation is a party has been duly authorized by all necessary corporate action on the part of such Corporation and has been duly executed and delivered by such Corporation.

No Contravention or Conflicts

3.                                                                                      The execution and delivery by each Corporation of each New York Document to which it is a party and the performance of its obligations thereunder do not contravene or result in a breach of or constitute a default under its articles or by-laws.

4.                                                                                      The execution and delivery by each Corporation of the New York Documents to which it is a party and the performance of its obligations thereunder do not contravene any statute or regulation of the Province of Ontario or Canada binding on or applicable to it.

5

5.                                                                                      The execution and delivery by the Company and each Guarantor of each New York Document to which it is a party and the performance of its obligations thereunder do not contravene or result in a breach of or constitute a default under (i) the Credit Agreement; (ii) the warrant indenture dated November 28, 2007 between Peak Gold Ltd. and Computershare Trust Company of Canada; or (iii) the Acquisition and Funding Agreement made as of January 6, 2010 between the Company, Datawave Sciences Inc., Inversiones el Morro Limitada and Goldcorp Inc.

Governmental Authorizations

6.                                                                                      No consent, authorization, approval or other action by, and no notice to or filing with, any Ontario or federal governmental authority or regulatory body is required for or in connection with the execution and delivery by the Company or a Guarantor of any New York Document to which it is a party or the performance of its obligations thereunder, except for such authorizations, approvals or other actions, and such notices or filings as may be required under Applicable Securities Laws in connection with the purchase of the Securities by the Initial Purchasers in Ontario and the distribution of the Notes by the Initial Purchasers to the Purchasers, including filings pursuant to National Instrument 45-106 — Prospectus and Registration Exemptions (“NI 45-106”) and, to the extent required under Applicable Securities Laws, delivery of the Offering Memorandum to the Commission, which must be made within the prescribed time periods following the sale of the Notes in Ontario, together with the applicable fees.

Choice of Law

7.                                                                                      In any proceeding in a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) for the enforcement of a New York Document, the Ontario Court would apply the laws of the State of New York (“New York Law”), in accordance with the parties choice of New York Laws in the New York Document, to all issues which under the laws of the Province of Ontario and the federal laws of Canada applicable therein (“Ontario Law”) are to be determined in accordance with the chosen law of the contract, provided that:

(a)                                 the parties’ choice of New York Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of Ontario public policy, as such term is interpreted under Ontario Law (“Public Policy”); and

(b)           in any such proceeding, and notwithstanding the parties’ choice of law, the Ontario Court:

6

(i)            will not take judicial notice of the provisions of New York Law but will only apply such provisions if they are pleaded and proved by expert testimony;

(ii)           will not apply any New York Law and will apply Ontario Law to matters which would be characterized under Ontario Law as procedural;

(iii)          will apply provisions of Ontario Law that have overriding effect;

(iv)          will not apply any New York Law if such application would characterized under Ontario Law as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be contrary to Public Policy; and

(v)           will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed.

Process and Submission to Jurisdiction

8.                                                                                      The submission of the Company or a Guarantor to the non-exclusive jurisdiction of the courts of the State of New York pursuant to a New York Document to which it is party would be recognized and given effect by the courts of the Province of Ontario as a valid submission to the jurisdiction of such courts, provided that the provisions of such New York Document respecting the service of process on it are duly complied with. Service of process against the Company or a Guarantor effected in the manner set forth in a New York Document to which it is a party will be effective as valid service of process on it provided such service would be valid service of process under the laws of the State of New York.

Enforcement of Foreign Judgment

9.                                                                                      A court of competent jurisdiction in the Province of Ontario would give a judgment based on a final and conclusive in personam judgment for a sum certain against the Company or a Guarantor in respect of a New York Document (a “New York Judgment”) by a court of competent jurisdiction in the State of New York (a “New York Court”), without reconsideration of the merits, provided that:

(a)                                 an action to enforce the New York Judgment must be commenced in an Ontario Court in compliance with the Limitations Act, 2002 (Ontario) which requires that an action to enforce a foreign judgment must be

7

commenced within a period of two years of the date of the foreign judgment;

(b)                                 an Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if such judgment is under appeal, or there is another subsisting judgment in any jurisdiction relating to the same cause of action;

(c)                                  an Ontario Court will render judgment only in Canadian dollars; and

(d)                                 an action in an Ontario Court on the New York Judgment may be affected by bankruptcy, insolvency or laws affecting the enforcement of creditors’ rights generally;

further, an Ontario Court will not give such judgment if:

(e)                                  the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;

(f)                                    the New York Judgment is for a claim which would be characterized as based on foreign revenue, expropriatory, or penal, or other public law under the laws of Ontario or the federal laws of Canada applicable therein;

(g)                                 the New York Judgment is contrary to Public Policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in such statutes; or

(h)                                 the New York Judgment has been satisfied or is void or voidable under New York Law.

Withholding and Other Taxes

10.                                                         No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be required to be withheld or deducted by the Company or any Canadian-resident Guarantor or payable by an Initial Purchaser in respect of (a) the execution and delivery of the Indenture or the Purchase Agreement, or the issuance and sale to the Initial Purchasers of the Securities as contemplated by the Purchase Agreement, or (b) the payment or crediting by the Company of any commissions to such Initial Purchaser, as contemplated by the Purchase Agreement, provided that such Initial Purchaser deals at arm’s length (as such term is understood for purposes of the Income Tax Act) with the Company, that such commissions are payable for services rendered by the Initial Purchaser wholly outside of Canada that are performed in the ordinary course

8

of business carried on by the Initial Purchaser that includes the performance of such services for a fee and that such commissions are reasonable in the circumstances.

11.                                                         No capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers under the federal laws of Canada or the laws of the Province of Ontario on the sale and delivery outside Canada by the Initial Purchasers of the Notes to a purchaser thereof (who, if resident or deemed resident, of Canada deal at arm’s length with the Initial Purchasers, all within the meaning of the Income Tax Act), provided that such Initial Purchasers are neither residents nor deemed to be residents of Canada for purposes of the Income Tax Act, do not use or hold and are not deemed to use or hold the Notes in carrying on business in Canada for purposes of the Income Tax Act, are not insurers carrying on business in Canada and elsewhere and are not “authorized foreign banks” within the meaning of the Income Tax Act.

12.                                                         No goods and services or harmonized sales tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable by the Company or any Canadian-resident Guarantor in respect of the payment or crediting of any commissions to an Initial Purchaser as contemplated by the Purchase Agreement, provided that such commissions are for services performed by the Initial Purchasers wholly outside of Canada.

Stamp Duty

13.                                                         No stamp duty, goods and services taxes, harmonized sales taxes, transfer taxes, registration or documentary taxes or similar taxes or charges are payable by the Company or any Canadian-resident Guarantor under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery of the Securities pursuant to the Purchase Agreement by the Corporation and the Guarantors, or the sale and delivery outside of Canada by the Initial Purchasers of the Notes to a purchaser thereof in accordance with the terms of the Offering Memorandum.

Certain Canadian Federal Income Tax Considerations

14.                                                         The statements in the Offering Memorandum under the heading “Certain Canadian Federal Income Tax Considerations”, to the extent that they constitute summaries of matters of law or regulation or legal conclusions and subject to the assumptions, exceptions and qualifications therein, fairly summarize the matters described therein in all material respects.

9

Prospectus Exemption

15.                                                         The issue and sale of the Notes by the Company to the Initial Purchasers in Ontario and the distribution of the Notes by the Initial Purchasers to the Purchasers in accordance with the terms of the Offering Memorandum and the Purchase Agreement are exempt from the prospectus requirements of the Applicable Securities Laws and no filing, proceeding, approval, consent or authorization of any regulatory authority is required to be made, taken or obtained pursuant to the Applicable Securities Laws to permit such issuance and sale by the Company of the Notes to the Initial Purchasers in Ontario and such distribution of the Notes by the Initial Purchasers to the Purchasers. We note that the Company is required to file with the Commission, within 10 days after the issuance of the Notes, a report of the distribution on Form 45-106F1 prescribed by NI 45-106, prepared, executed and filed in accordance with Applicable Securities Laws, together with the requisite filing fees, if any, and to deliver the Offering Memorandum to the Commission within 10 days after the issuance of the Notes.

Reporting Issuer

16.                                                         The Company is a Reporting Issuer in Ontario and is not noted as being in default on the List maintained by the Commission pursuant to the Act.

Qualification

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

This opinion letter is provided by us solely for your benefit in connection with the transactions contemplated by the Documents and may not be circulated to, or relied upon by, any other person without our prior written consent.

Yours truly,

10

ANNEX F

Form of Opinion of Counsel of Lawson Lundell LLP, Counsel for the Company and Peak Gold Ltd. in British Columbia

April •, 2012

J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

and the other several initial purchasers parties to the Purchase Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Dear Sirs and Mesdames:

New Gold Inc. and Peak Gold Ltd.

We have acted as special British Columbia counsel for New Gold Inc., a corporation formed by way of amalgamation under the laws of the Province of British Columbia (“New Gold”), Peak Gold Ltd., a corporation formed by way of amalgamation under the laws of the Province of British Columbia (“Peak” and together with New Gold, the “Companies”) and [Please provide us with names of Guarantors for purposes of opinion in section 4.7 ] (together with Peak, the “Guarantors”) in connection with the issue and sale by New Gold of US$300 million principal amount of •% Senior Notes due 2020 (collectively, the “Notes”) pursuant to the terms of a purchase agreement dated April •, 2012 (the “Purchase Agreement”) among New Gold, the Guarantors named therein, and J.P. Morgan Securities LLC and the other initial purchasers listed on Schedule 1 to the Purchase Agreement (collectively, the “Initial Purchasers”).  The Notes were issued pursuant to the provisions of an indenture dated as of April •, 2012 (the “Indenture”) among New Gold, the Guarantors and Computershare Trust Company, N.A., as Trustee.

This opinion is being furnished at the request of the Companies pursuant to Section [6(h)] of the Purchase Agreement (as defined below).  All capitalized terms used herein and not defined will have the meanings ascribed to them in the Purchase Agreement.

1.                                      DOCUMENTS

In our capacity as special counsel as aforesaid and for the purposes of providing the opinions set forth in Section 4 below, we have reviewed an executed copy of each of, but have not participated in the preparation of, the following documents:

1.1                                 the Purchase Agreement;

1.2                               the Indenture, including the Guarantee referenced therein;

1.3                                 the form of global certificate evidencing the Notes (together with the Purchase Agreement and the Indenture, the “Documents”);

1.4                                 the preliminary offering memorandum relating to the Notes dated • (the “Preliminary Offering Memorandum”);

1.5                                 the final offering memorandum relating to the Notes dated • (together with the Preliminary Offering Memorandum, the “Offering Memorandum”); and

1.6                                 the Canadian “wrapper” containing information specific to a private placement of securities in Canada (the “Canadian Wrapper”, and together with the Offering Memorandum, the “Canadian Offering Memorandum”).

In such capacity, we have also reviewed, examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, documents and other material as we have deemed necessary for the purposes of the opinions set out below, including without limitation:

1.1                                 a certificate of good standing issued by the Office of the Registrar of Companies for British Columbia in respect of New Gold dated •, 2012 (the “New Gold Certificate);

1.2                                 a certificate of good standing issued by the Office of the Registrar of Companies for British Columbia in respect of Peak dated •, 2012 (the “Peak Certificate”);

1.3                                 a certificate signed by Robert Gallagher, as President and Chief Executive Officer of New Gold dated •, 2012, attaching, among other things, copies of the constating documents of New Gold (the “New Gold Constating Documents”) and a certified copy of the resolutions consented to in writing by all of the directors of New Gold (the “New Gold Certificate of Officer”); and

1.4                               a certificate signed by •, as • of Peak dated •, 2012, attaching, among other things, copies of the constating documents of Peak (the “Peak Constating Documents”, and together with the New Gold Constating Documents, the “Constating Documents”) and a certified copy of the resolutions consented to in writing by all of the directors of Peak (the “Peak Certificate of Officer”, and together with the New Gold Certificate of Officer, the “Certificates of Officer”).

2

2.                                      ASSUMPTIONS

For the purposes of the opinions expressed herein, without independent investigation or verification and with your concurrence, we have assumed:

2.1                                 the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies, and the identity and capacity of all individuals acting or purporting to act as public officials;

2.2                                 the accuracy and completeness of all information provided to us by offices of public record;

2.3                                 the accuracy and completeness of all factual statements made in the Certificates of Officer and that all such statements remain accurate and complete at the time this opinion is delivered;

2.4                                 that each of the parties to the Documents, other than the Companies, is a validly subsisting legal entity, has all requisite power and capacity to execute and deliver each Document to which it is a party and to exercise and perform its obligations thereunder, and has taken all necessary action to authorize the execution and delivery of each such Document and the exercise of its rights and the performance of its obligations thereunder;

2.5                                 each of the Documents constitutes under the laws of the State of New York a legal, valid and binding obligation of each party thereto and is enforceable against such parties in accordance with its terms under such law;

2.6                                 [Not required if Documents signed by the Companies in BC] that (i) all formal legal requirements, if any, existing under the laws of the jurisdiction where the Documents have actually been signed, executed and delivered the Companies, or any of them, have been complied with, and (ii) to the extent that the execution and delivery of any of the Documents by the Companies, or any of them, including any formal requirements relating to execution and delivery thereof, are governed by the laws of any jurisdiction other than British Columbia that such laws have been complied with;

2.7                                 that the representations and agreements expressed in the Purchase Agreement under the heading “Purchase and Resale of the Securities” made by each Initial Purchaser that has purchased Notes are true and correct on the date of this opinion, including, without limitation, the representation that each of the Initial Purchasers is an “accredited investor” within the meaning of National Instrument 45-106  Prospectus and Registration Exemptions of the Canadian Securities Administrators (“NI 45-106”) and is, or is deemed to be, purchasing the Notes as

3

principal and was not created or used solely to purchase or hold securities as an accredited investor as defined in paragraph (m) of the definition of accredited investor in Section 1.1 of NI 45-106;

2.8                                 that each purchaser resident in the Province of British Columbia (a “BC Purchaser”) that has purchased Notes from the Initial Purchasers has received a copy of the Canadian Offering Memorandum and that the representations and agreements expressed in the Canadian Offering Memorandum under the heading “Representations and Agreement by Purchasers”, which each BC Purchaser has made, or has been deemed to have made, are true and correct on the date of this opinion, including, without limitation, the representation that each of the BC Purchasers is an “accredited investor” within the meaning of NI 45-106 and is, or is deemed to be, purchasing the Notes as principal and was not created or used solely to purchase or hold securities as an accredited investor as defined in paragraph (m) of the definition of accredited investor in Section 1.1 of NI 45-106;

2.9                                 that the Initial Purchasers have a reasonable belief that each BC Purchaser understands the meaning of the definition of “accredited investor” and the basis on which it qualifies as an “accredited investor”, as contemplated by section 1.9 of Companion Policy 45-106CP — Prospectus and Registration Exemptions;

2.10                           all sales of the Notes made in the Province of British Columbia have been made in compliance with the applicable dealer registration requirements under Securities Laws (as defined below) or pursuant to an exemption from such requirements and, in particular, that each Initial Purchaser making any such sale of Notes in Canada pursuant to the “international dealer” exemption from dealer registration requirements has complied fully with the conditions of that exemption;

2.11                           each of the Initial Purchasers selling Notes to BC Purchasers is duly registered under the securities legislation of the Province of British Columbia as of the date of this opinion as a broker, investment dealer, securities dealer, limited market dealer or in another applicable category of registration and has complied with all laws applicable to it, including any limitations on its activities applicable because of the category in which it is registered, in arranging for the purchase of Notes by the BC Purchasers;

2.12                           that no person, other than the Initial Purchasers or any selling group members, has engaged in any activities in connection with the issue and sale of the Notes which would give rise to the obligation to register as a dealer under Securities Laws;

4

2.13                           that, other than as described in the Offering Memorandum, New Gold is not a “related issuer” or a “connected issuer” (as those terms are defined in Section 1.1 of National Instrument 33-105 — Underwriting Conflicts) of any registrant involved in a trade of Notes; and

2.14                           that, at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of any of the Notes or any other securities of New Gold or that affects any person or company who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of any of the Notes or other securities of New Gold or that affects any person or company who engages in such a trade.

For the purposes of this opinion, the term “Securities Laws” means the applicable securities laws of the Province of British Columbia and the respective rules and regulations thereunder, together with all applicable published policy statements, instruments, orders, notices and rulings of the British Columbia Securities Commission (“BCSC”). This opinion is based on the Securities Laws in effect on the date hereof.

We do not express or imply any opinion as to whether the Canadian Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, within the meaning of such terms in the Securities Laws.

In expressing the opinion in respect of New Gold in paragraph 4.1 below, we have relied exclusively on the New Gold Certificate, and in expressing our opinion in respect of Peak in paragraph 4.1 below, we have relied exclusively on the Peak Certificate.

In expressing the opinion set forth in paragraphs 4.11 and 4.12 below, we have assumed that the Initial Purchasers effected the offering and sale of the Notes in accordance with the terms of the Purchase Agreement and that no act, advertisement, solicitation, conduct or negotiation, including underwriter, agent or investor relations activities have taken place in Canada, that the Notes will not be sold by the Initial Purchasers in Canada and that the Notes will not be sold to purchasers having the intention of resale to persons in Canada, in each case other than in accordance with the Purchase Agreement.

In expressing the opinion set forth in paragraph 4.13 below as to New Gold being a “reporting issuer” in the Province of British Columbia, we have relied exclusively upon a list of reporting issuers of the BCSC dated April •, 2012 and the list of defaulting issuers dated April •, 2012 maintained under the Securities Act (British Columbia) (the “BC Act”), as made available to the public on the internet site maintained by the BCSC, which lists we assume continue to be accurate as of the date hereof.

5

3.                                      LAW AND SCOPE OF OPINION

The opinions expressed below are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia at the date of this opinion letter and we have made no investigation of and express no opinion herein in respect of the laws of any other jurisdiction.

4.                                      OPINIONS

Based and relying upon, and subject to, the foregoing and subject to the qualifications and limitations set out below, we are of the opinion that:

4.1                                 Each of the Companies has been duly amalgamated and is a valid and subsisting corporation under the Business Corporations Act (British Columbia), and, according to the records of the Registrar of Companies for British Columbia, is in good standing with respect to the filing of annual reports under the Business Corporations Act (British Columbia);

4.2                                 New Gold has the corporate power and capacity to (i) borrow money, and (ii) execute and deliver the Documents to which it is a party and observe and perform its obligations thereunder;

4.3                                 Peak has the corporate power and capacity to (i) guarantee the indebtedness of New Gold and (ii) execute and deliver the Documents to which it is a party and to observe and perform its obligations thereunder;

4.4                                 Each of the Companies has taken all necessary corporate action to authorize the execution and delivery of the Documents to which it is a party and the performance of its obligations thereunder;

4.5                                 The Documents to which New Gold is a party have been duly executed and delivered by New Gold;

4.6                                 The Documents to which Peak is a party have been duly executed and delivered by the Peak;

4.7                                 The execution and delivery by each of the Companies of the Documents to which it is a party does not, and the performance by each of the Companies of its obligations thereunder does not and will not contravene or result in a breach of or constitute a default under its Constating Documents, or contravene any laws, or regulations of the Province of British Columbia or the laws of Canada applicable therein binding on or applicable to the Companies. [Subject to Lawson receipt and review of the existing indentures. ] The execution and delivery by New Gold and each of the Guarantors of the Documents to which it is a party does not, and the performance by each of the Companies of its obligations thereunder does not and will not contravene or result in a breach of or constitute a default under any of the following:

6

(a)                                 amended and restated note indenture between “New Gold Inc.” (a predecessor corporation to New Gold) and Computershare Trust Company of Canada, dated April 17, 2008;

(b)                                 debenture indenture (5% convertible debentures) between “New Gold Inc.” (a predecessor corporation to New Gold) and Computershare Trust Company of Canada, dated June 28, 2007;

(c)                                  warrant indenture between “New Gold Inc.” (a predecessor corporation to New Gold) and Computershare Trust Company of Canada, dated June 28, 2007; and

(d)                                 warrant indenture between “New Gold Inc.” (a predecessor corporation to New Gold) and Computershare Trust Company of Canada, dated February 28, 2006.

4.8                               Assuming the choice of the State of New York (the “Governing Law Jurisdiction”) law (the “Governing Law”) is legally binding and enforceable under the Governing Law, the choice of the Governing Law to govern the Documents to which a Company is a party will be recognized and applied by a British Columbia court of competent jurisdiction (a “BC Court”) in any proceedings that are heard in a BC Court to enforce any one or more of the Documents, provided that:

(a)                                 the choice of the Governing Law is bona fide and legal;

(b)                                 the choice of the Governing Law is not contrary to public policy (“Public Policy”) under the laws of British Columbia and the laws of Canada applicable in British Columbia (“BC Law”), and in any such proceedings a BC Court will apply the Governing Law to all issues which under BC Law are to be determined in accordance with the chosen law of a contract, if the Governing Law is specifically pleaded and proved in a BC Court, except that:

(c)                                  the BC Court may decline to give effect to any Governing Law to the extent that to do so would be contrary to Public Policy;

(d)                                 the BC Court will not apply Governing Law which it characterizes as revenue, expropriatory, penal or similar laws;

(e)                                  the BC Court will not enforce the performance of any obligation provided for in any of the Documents if such performance is illegal under the laws of any jurisdiction in which such obligation is to be performed;

(f)                                   will apply provisions of BC Law that have overriding effect or apply notwithstanding the Governing Law; and

7

(g)                                  on matters governing procedure before the BC Court, BC Law will be applied.

We have no reason to believe that the choice of the Governing Law in this context is contrary to Public Policy.

4.9                               Assuming that the provisions of the Documents to which a Company is a party (the “Submission Clause”) whereby such Company has submitted to the jurisdiction of the courts (the “Foreign Court”) of competent jurisdiction in the State of New York (the “Foreign Jurisdiction”) are legally binding and enforceable under the Governing Law, the Submission Clause will be recognized and given effect by a BC Court as an effective submission by such Company to the jurisdiction of the Foreign Court in any action in a BC Court with respect to the enforcement of such Documents;

4.10                        A final and conclusive judgment in personam in an action with respect to the enforcement of any of the Documents to which a Company is a party for a sum certain granted by a Foreign Court that is subsisting and unsatisfied and has not been stayed is enforceable without reconsideration of its merits in a BC Court by an action on such judgment for the amount due under such judgment:

(a)                                 if the Foreign Court acted within its jurisdiction under the laws of the Foreign Jurisdiction (“Foreign Law”);

(b)                                 if the judgment is not impeachable as void or voidable or otherwise ineffective under the Foreign Law;

(c)                                  if the judgment was not obtained in any manner contrary to the rules of natural justice;

(d)                                 if the enforcement of the judgment would not be inconsistent with Public Policy;

(e)                                  if the enforcement of such judgment in British Columbia does not constitute, directly or indirectly against such Company, the enforcement of laws characterized by a BC Court as being a revenue, expropriatory, penal or similar law;

(f)                                   unless the judgment was obtained by fraud;

(g)                                  if:

(i)                                     the BC Court has territorial competence under the Court Jurisdiction and Proceedings Transfer Act (British Columbia) and does not decline to exercise its territorial

8

competence on the ground that a court of another state is a more appropriate forum in which to hear the action; or

(ii)                                  the BC Court exercises its discretion under the Court Jurisdiction and Proceedings Transfer Act (British Columbia) to hear the action despite lacking territorial competence;

(h)                                 if the action to enforce such judgment is commenced and maintained in accordance with the procedural requirements of BC Law;

(i)                                     if the action to enforce the judgment is commenced against such Company within the applicable limitation periods under BC Law;

(j)                                    if no order affecting the judgment has been made by the Attorney General of Canada under the Foreign Extra-Territorial Measures Act (Canada);

(k)                                 if no order has been made by the Competition Tribunal under the Competition Act (Canada) relating to the enforcement of the judgment as a result of the finding of the Competition Tribunal of an adverse effect, restraint or injury to competition in Canada or the domestic or foreign trade and commerce of Canada;

(l)                                     unless the judgment was obtained by default and there is a manifest error on the face of the judgment; and

(m)                             unless:

(i)                                     there is no real and substantial connection between the Foreign Jurisdiction and the facts of the proceeding in which the judgment was pronounced; and

(ii)                                  the judgment debtor did not voluntarily submit to the jurisdiction of the Foreign Court (however, submission by the Companies by way of agreement or attornment in the Documents to the jurisdiction of the Foreign Court is sufficient for this purpose if the same is sufficient under the Foreign Law);

provided that a BC Court may stay the action because an appeal is pending or the time for appeal has not expired;

4.11                        No authorization, consent or approval of, or filing, registration notice or recording with, any governmental authority having legal jurisdiction in the Province of British Columbia is required in connection with the execution and delivery by each of the Companies of each of the Documents to which

9

it is a party or the performance of its obligations thereunder, except as have previously been made or obtained and except that New Gold is required to file with the BCSC within 10 days from the date of the issue and sale of the Notes a report prepared and executed in accordance with Form 45-106F6  prescribed under NI 45-106  (“Form 45-106F6”), together with the prescribed filing fee in respect of such Notes and a completed fee checklist on Form 11-901F; [Subject to Lawson review of Documents to ensure no Company is creating any security interests under BC PPSA].

4.12                        The issue and sale of the Notes to the Initial Purchasers, and the offering and sale of the Notes by the Initial Purchasers to the BC Purchasers in accordance with the terms of the Purchase Agreement, are exempt from the prospectus requirements of the Securities Laws and no filing, proceeding, approval, consent or authorization of any regulatory authority is required to be made, taken or obtained pursuant to the Securities Laws to permit the issuance and sale of the Notes to the Initial Purchasers or the offering and sale of the Notes by the Initial Purchasers to the BC Purchasers, except that New Gold is required to file with the BCSC within 10 days from the date of the issue and sale of the Notes a report prepared and executed in accordance with Form 45-106F6, together with the prescribed filing fee in respect of such Notes and a completed fee checklist on Form 11-901F;  and

4.13                        New Gold is a “reporting issuer” (as such term is defined in the BC Act) in the Province of British Columbia and is not included in a list of defaulting issuers maintained by the BCSC.

5.                                      QUALIFICATIONS AND LIMITATIONS

The foregoing opinions are subject to the following limitations and qualifications:

5.1          The enforceability or registration of a judgment of a Foreign Court is subject to:

(a)                                 applicable bankruptcy, insolvency, moratorium, arrangement, winding up and other similar laws generally affecting the enforcement of rights and creditors;

(b)                                 general principles of equity;

(c)                                  the qualification that a judgement of a BC court will be given only in Canadian Dollars; and

(d)                                 the qualification that interest accruing on the judgment of a Foreign Court will be calculated in accordance with the Court Order Interest Act (British Columbia).

10

The opinions expressed herein are provided solely for the benefit of the addressees in connection with the transactions described herein and may not be used nor relied on, in whole or in part, by the addressees for any other purpose, or by any other person for any purpose whatsoever, in each case without our prior written consent.

Yours very truly,

11

ANNEX G

Form of Opinion of Counsel of Corrs, Chambers, Westgarth, Counsel for Peak Gold Mines Pty Ltd in Australia

April , 2012

Contact
J.P. Morgan Securities LLC and the other	Chun Wing Yeung (02) 9210 6104
several Initial Purchasers of the Notes sold	Email: chunwing.yeung@corrs.com.au
by New Gold Inc. pursuant to the Purchase
Agreement (as defined below)	Partner
c/o J.P. Morgan Securities LLC	David Beckett (07) 3228 9318
383 Madison Avenue	Email: david.beckett@corrs.com.au
New York, New York 10179

Dear Sirs

Guarantee of USD300,000,000     % Senior Notes due 2020 (the “Notes”)

1                                         Introduction

We have acted as Australian counsel for New Gold Inc. (“New Gold”) and Peak Gold Mines Pty Ltd (the “Company”) in connection with the Company’s entry into certain documents in relation to the the Notes issued by New Gold pursuant to a purchase agreement dated as of                         , 2012 (the “Purchase Agreement”) between, among others, New Gold and the Company, and the other guarantors parties thereto and you, as initial purchasers (the “Initial Purchasers”).

We have been asked to provide this opinion regarding certain documents described below under the laws in force at the date of this opinion in the Relevant Jurisdictions. We express no opinion as to any laws other than the laws of the Relevant Jurisdictions.

This opinion relates solely to matters governed by, and should be interpreted in accordance with, the laws of the Relevant Jurisdictions as in force and as interpreted at 9.00 am Eastern Standard time on the date of this opinion. We have no obligation to inform you of any change in any relevant law occurring after that time.

This opinion is given for the benefit of the Addressees and for no other person and, without limitation, it may not, except with our express prior written consent, be relied on or disclosed to any person or entity (including a governmental agency or stock or other exchange), or filed with any person or entity or referred to in any document, except:

(a)                                 as required by law;

(b)                                 to the legal advisers or other professional advisers of the Addressees or to persons who in the ordinary course of the Addressees’ business have general access to the Addressees’ papers and records (and on the basis that they will make no further disclosure);

(c)                                  in connection with any litigation relating to the Transaction Documents or this opinion; or

(d)                                 as required by the rules or a directive of any governmental agency or stock or other exchange.

We are providing this opinion to you as part of our retainer with New Gold Inc. and the Company. You are not our client and, as a result, we have no relationship with you of a contractual or fiduciary nature.

2                                         Definitions

In this opinion:

Addressees means the persons to whom this opinion is addressed.

ASIC means the Australian Securities & Investments Commission.

ASIC Search means the inspection of the records (which are not necessarily up to date) in extract form which are available to the public from the online database of ASIC at or about [9:00am] on                       , 2012 in relation to the Company.

Guarantee means the guarantee granted by the Company within the terms of the Indenture.

Indenture means the Indenture dated as of April [#], 2012 among New Gold, the Company, the other guarantors parties thereto and the Note trustee.

Note Trustee means Computershare Trust Company, N.A., as Trustee.

Relevant Jurisdictions means New South Wales and the Commonwealth of Australia.

Transaction Document means:

(a)                                 the Purchase Agreement;

(b)                                 the Indenture; and

(c)                                  the Guarantee.

If a word or phrase is defined, its other grammatical forms have corresponding meanings.

Unless the contrary intention appears, the singular includes the plural and vice versa.

3                                         Documents

In connection with this opinion we have examined and rely on the following documents (which, in the case of copies, have been certified or otherwise identified to our satisfaction):

(a)                                 copy of each Transaction Document executed by or on behalf of the Company;

(b)                                 copy of the certificate of registration (or certificate of registration on change of name) and certified copy of the constitution of the Company;

2

(c)                                  copy of an extract of the written resolutions of the directors of the Company in relation to the execution and delivery of each Transaction Document and the performance of its obligations thereunder;

(d)                                 a verification certificate signed by a director of the Company certifying, amongst other things, that the document described in paragraph (c) above is a true copy; and

(e)                                  the ASIC Search.

4                                              Opinion

Based on the assumptions and subject to the qualifications set out below, we are of the opinion that:

(a)                                 the Company has been duly incorporated and is validly registered and existing under the laws of its place of incorporation;

(b)                                 the Company has power to enter into and to perform its obligations under each Transaction Document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of each Transaction Document;

(c)                                  each Transaction Document has been validly executed and delivered by the Company;

(d)                                 the execution, delivery and performance by the Company of the Transaction Documents does not contravene or cause a breach or default under, and will not result in any contravention of, or breach or default under:

(i)                                     its constitution; or

(ii)                                  the laws of the Relevant Jurisdictions applicable to companies generally;

(e)                                  the Company is capable of suing and being sued in its own name;

(f)                                   no consent, licence, approval, authorisation or exemption of any governmental agency or authority is required by the laws of the Relevant Jurisdictions for or in connection with the execution, delivery, performance and enforceability of the Transaction Documents or their admissibility in evidence before courts in the Relevant Jurisdictions;

(g)                                  it is not necessary or desirable that any Transaction Document be registered or filed with any governmental agency in the Relevant Jurisdictions in order to ensure the legality, validity, enforceability or admissibility in evidence against the Company of the Transaction Documents;

(h)                                 there are no ad valorem stamp duties or registration fees (other than nominal registration fees) payable under the laws of the Relevant Jurisdictions on or in connection with the execution, delivery and performance of the Transaction Documents;

(i)                                     in any proceedings taken in a Relevant Jurisdiction against the Company, the Company will not have or be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

3

(j)                                    the courts of the Relevant Jurisdiction and the federal courts of Australia will give effect to the choice of the law of New York to govern the Transaction Documents and the submission by the Company to the exclusive jurisdiction of those courts; and

(k)                                 to enforce a final and conclusive money judgment of New York in respect of the obligations of the Company under a Transaction Document the judgment creditor must bring separate enforcement proceedings in the appropriate courts of the Relevant Jurisdiction founded on the judgment and those courts should in the normal course give effect to the judgment for the purpose of the proceedings, provided the judgment is:

(i)                                     not in respect of taxes or penalties; and

(ii)                                  not wholly satisfied.

The courts may not give effect to the judgment for the purpose of the proceedings if:

(iii)                               the courts of the country of the original court had no jurisdiction in the circumstances of the case;

(iv)                              the judgment debtor, being the defendant in the proceedings in the original court, was denied natural justice in those proceedings, including a lack of notice of the hearing, unless notice was dispensed with bona fide and in accordance with the rules of the foreign court;

(v)                                 the judgment was obtained by fraud which was not and could not have been raised in the proceedings before the original court;

(vi)                              the judgment has been reversed on appeal or otherwise set aside in the courts of the country of the original court;

(vii)                           the rights in the judgment are not vested in the person by whom the enforcement proceedings were made;

(viii)                        the judgment has been wholly satisfied;

(ix)                              the enforcement of the judgment would be contrary to public policy;

(x)                                 the matter in dispute in the proceedings in the original court had before the date of the judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or

(xi)                              a declaration or order has been granted under the Foreign Proceedings (Excess of Jurisdiction) Act 1984 (Cth).

5                                         Assumptions

For the purposes of this opinion we have assumed (without making any investigation) that:

(a)                                 all dates, seals and signatures and any duty stamp or marking are authentic;

(b)                                 all copies of documents submitted to us are complete and conform to the originals of those documents and that the documents referred to in paragraph 3(c) were in full force and effect as at the date the last counterpart of the written resolutions of

4

the directors of the Company was signed and the date each Transaction Document was executed by the Company;

(c)                                  each Transaction Document:

(i)                                     is within the capacity and powers of, has been validly authorised, executed and delivered by all parties to it other than the Company; and

(ii)                                  constitutes valid and binding obligations of all the parties to it under all relevant laws (other than, in the case of the Company only, the laws of the Relevant Jurisdictions);

(d)                                 no party has executed the Transaction Documents as a trustee other than the Note Trustee;

(e)                                  all facts stated in the documents, minutes of a meeting of the board of directors, certificates or other instruments referred to in paragraph 3 are and continue to be correct and no relevant matter has been withheld from us, whether deliberately or inadvertently;

(f)                                   we and the Addressees are entitled to make and rely on all of the assumptions specified in section 129 of the Corporations Act 2001 (as though there were relevant dealings with the Company) and on the basis that no partner or solicitor of this firm nor any other person is disqualified from making those assumptions;

(g)                                  in relation to the written resolutions of directors referred to in paragraph 3:

(i)                                     all directors who passed the resolutions were entitled to do so;

(ii)                                  the resolutions referred to in the minutes of a meeting of the board of directors referred to in paragraph 3(c) were properly passed and have not been varied or revoked; and

(iii)                               all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with;

(h)                                 the execution and delivery of the Transaction Documents by the Company, and the performance of its obligations thereunder, is or will be for its commercial benefit;

(i)                                     none of the parties to any Transaction Document is conducting or will conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Transaction Documents which might render the Transaction Documents or any relevant transaction or associated activity illegal, void, voidable or unenforceable;

(j)                                    no person will make or invite an offer of any securities (as defined in the Corporations Act 2001) for issue or sale, and that no person will distribute or  publish any offering material or advertisement relating to those securities, except in a manner so that disclosure to investors in accordance with Part 6D. 2 of the Corporations Act 2001 is not required;

5

(k)                                 none of the parties to any Transaction Document is a retail client (as defined in the Corporations Act 2001) in respect of any financial product or financial service  provided to the party in connection with the Transaction Documents;

(l)                                     in so far as any obligation under the Transaction Documents is to be performed outside the Relevant Jurisdictions, its performance will not be illegal or ineffective by virtue of the law of the place of performance;

(m)                             the Code of Banking Practice does not apply to the Transaction Documents;

(n)                                 the Chief Commissioner of Stamp Duties (or equivalent) has not given and will not give a notice under section 46 of the Taxation Administration Act 1996 (NSW) (or the equivalent legislation of any other Relevant Jurisdiction);

(o)                                 the Commissioner of Taxation has not given and will not give a notice under section 260-5 of schedule 1 to the Taxation Administration Act 1953 (Cth), nor does or will section 255 of the Income Tax Assessment Act 1936 (Cth) apply, requiring the Company to deduct from money payable by it to any party to a Transaction Document an amount of Australian tax payable by the payee;

(p)                                 the Company is not required by section 12-190 of schedule 1 to the Taxation Administration Act 1953 (Cth) to withhold tax from money payable by it to any party to a Transaction Document because that party has not quoted its Australian Business Number to the Company in connection with that payment;

(q)                                 no transaction in connection with a Transaction Document constitutes an insolvent transaction or an unfair loan within the meaning of sections 588FC or 588FD respectively of the Corporations Act 2001;

(r)                                    no liquidator, administrator, receiver or like person has been appointed to the Company and there is no current application for the winding up of the Company (and we note the ASIC Searches do not reveal, to the extent it would reveal, any such appointment or application);

(s)                                   no Transaction Document has been amended, novated, released, surrendered or terminated and no rights under a Transaction Document have been waived;

(t)                                    there has been no breach or repudiation (actual or anticipatory) by any party of any of its obligations under the Transaction Documents;

(u)                                 the Company has not contravened Chapter 2E of the Corporations Act 2001 by entering into the Transaction Documents or giving effect to a transaction in connection with the Transaction Documents; and

(v)                                 the Company has not contravened section 260A of the Corporations Act 2001 by entering into the Transaction Documents or giving effect to a transaction in connection with the Transaction Documents.

The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete in every particular. That we have made an assumption in this opinion does not imply that we have made any enquiry to verify any assumption or are not aware of any circumstance which might affect the correctness of any assumption. No assumption specified above is limited by reference

6

to any other assumption. David Beckett, as the partner within this firm with primary responsibility for this opinion, does not know or suspect that any of these assumptions is incorrect.

6                                              Qualifications

Our opinion is subject to the following qualifications:

(a)                                 claims may be or become subject to defences of set-off  or counterclaim;

(b)                                 except if and as expressly stated in paragraph 4,  we express no opinion as to:

(i)                                     whether the representations and warranties made or given or to be made or given by the Company in the Transaction Documents are correct except in so far (and to the extent) as any such representation or warranty relates to a matter which is the subject of this opinion;

(ii)                                  any provision in the Transaction Documents requiring written amendments and waivers in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed on or granted by or between the parties or by a properly authorised agent;

(iii)                               any obligation to negotiate in good faith or any provision that requires a person to do or not do something that is not clearly identified in the provision, or as to any undertaking in the Transaction Documents to comply with another document or agreement;

(iv)                              and nor have we taken into account, the implications of any pending or foreshadowed legislative or regulatory proposal or amendment or any litigation, hearing or judgment pending in any Relevant Jurisdiction, including but not limited to, any matter not yet decided on appeal;

(v)                                 except as otherwise expressly stated in paragraph 4,  whether goods and services tax, stamp duty or any other form of tax, levy, duty, charge, deduction or withholding is payable in connection with the Transaction Documents or the transactions contemplated by the Transaction Documents, nor in relation to any taxation consequences of the Transaction Documents or the transactions contemplated by the Transaction Documents;

(vi)                              any formulae, numerical amounts or numerical schedules (including their suitability or correctness);

(vii)                           the operation or application of the Personal Property Securities Act 2009, the Personal Properties Securities (Consequential Amendments) Act 2009 and any related legislation or regulation;

(viii)                        the efficacy of, or priority conferred by, the Transaction Documents as security over property situated outside the Relevant Jurisdictions;

(ix)                              whether a judgment for a monetary amount would be given in a currency other than Australian dollars, although recent decisions of English courts

7

allowing judgments in a foreign currency have been followed in the courts of New South Wales;

(x)                                 the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment;

(xi)                              the operation or implications of laws that allow for the confiscation of property involving the proceeds of criminal activities;

(xii)                           native title or related matters; or

(xiii)                        any agreement, document or other instrument referred to in, contemplated by or in any way connected with the Transaction Documents;

(c)                                  we have relied on the ASIC Searches but we note that the records of ASIC available for public search may not be complete or up to date and there may be registrable but unregistered securities;

(d)                                 a provision that a calculation, determination or certificate will be conclusive and binding or conclusive evidence will not apply to a calculation, determination or certificate which is fraudulent, manifestly inaccurate on its face or determined on an arbitrary basis and will not necessarily prevent a court from enquiring into the merits of any claim in relation to such calculation, determination or certificate;

(e)                                  where any party to a Transaction Document is vested with a discretion or may determine a matter in its opinion, courts in the Relevant Jurisdictions may require that such a discretion be exercised reasonably or that such opinion be based on reasonable grounds;

(f)                                   the question whether a provision of the Transaction Documents which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(g)                                  court proceedings may be stayed if the subject of the proceedings is concurrently before another court;

(h)                                 an indemnity for legal costs or against liability for breach of any law may be unenforceable;

(i)                                     a court will not give effect to a choice of laws to govern the Transaction Documents or to a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions;

(j)                                    a currency indemnity contained in the Transaction Documents may be unenforceable if it is contrary to public policy in a Relevant Jurisdiction;

(k)                                 an obligation to agree with another party on a course of action may be unenforceable as an agreement to agree unless a means of resolving the issue in default of agreement exists; and

(l)                                     certain approvals will be required under federal legislation or regulations from Australian federal ministers, the Reserve Bank of Australia or other regulatory authorities if the transactions contemplated by the Transaction Documents involve

8

payments to, or transactions or dealings with, certain proscribed or listed persons or entities, or otherwise involve a proscribed connection with certain countries (including, for example, banking (foreign exchange) regulations, regulations dealing with terrorism and regulations regulating dealings with certain former governments).

Yours faithfully

Corrs Chambers Westgarth

David Beckett

Partner

9

ANNEX H

Form of Opinion of Counsel of Von Wobeser y Sierra, Counsel for Minera San Xavier S.A. de C.V. in Mexico

April         , 2012

J.P. Morgan Securities, LLC

and other several Initial Purchasers parties

to the Purchase Agreement referenced below

J.P. Morgan Securities, LLC

383 Madison Avenue

New York, New York, 10017

Ladies and Gentlemen:

We have acted as special Mexican counsel to Minera San Xavier, S.A. de C.V. (“MSX” or the “Company” or the “Guarantor”) in connection with the execution by the Company of that certain indenture dated as of April [    ], 2012 (the “Indenture”), that certain purchase agreement dated [        ] [    ], 2012 (the “Purchase Agreement”) and that certain guarantee agreement referenced in the Indenture (the “Guarantee”) (the Indenture, the Purchase Agreement and the Guarantee collectively the “Transaction Documents”) in connection with the issuance of [    ]% Senior Notes due 2020 (the “Notes”) in an aggregate principal amount of US$300,000,000.00 (three hundred million dollars of the United State of America 00/100) by New Gold Inc. Capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in the Transaction Documents.

In connection with this opinion, we have examined and have relied on originals or copies, certified or otherwise identified to our satisfaction of the documents described below and such other documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth, including:

(a)                                 the Indenture;

(b)                                 the Purchase Agreement;

(c)                                  the Guarantee;

(d)                                 the deeds containing the articles of incorporation and current by-laws  (estatutos sociales) of the Guarantor; and

(e)                                  the deeds containing the powers-of-attorney of the persons acting on behalf of the Guarantor.

In addition, we have examined and have relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments of the Guarantor, such certificates or comparable documents of public officials and of officers and representatives of the Guarantor, and agreements, instruments and other documents as we have deemed necessary for the opinion rendered below. As to questions of fact material to such opinion, we have, when relevant facts were not independently known or established by us, relied upon certificates of the Guarantor, their officers or public officials. We have not undertaken any independent investigations before any public registries.

We have assumed, without any independent investigation or verification of any kind, (i) the due authorization, execution and delivery by all parties thereto (other than the Guarantor) of the Transaction Documents, and the power and authority of each such party (other than the Guarantor) under its constitutive documents and all applicable laws, to enter into, execute, deliver and perform its obligations under the Transaction Documents, (ii) the validity, binding effect and enforceability of the Transaction Documents under all applicable laws other than the laws of Mexico, (iii) the genuineness of all signatures and the authenticity of the Transaction Documents and all opinions, documents and papers submitted to us as originals, (iv) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof, and (v) the authenticity of such original documents.

With your permission, we have assumed the accuracy and completeness of all statements of fact of the officers of the Guarantor and certificates of public officials, and of the representations and warranties contained in the Transaction Documents and in officer’s and other closing certificates furnished to you. We have not undertaken any independent investigation to verify dockets or records of any courts or other governmental records.

The opinions herein expressed are limited to the federal laws of the United Mexican States and the state laws of the Federal District (the “Applicable Laws”), as applied by Mexican Courts and we have made no independent investigation of the laws other than the Applicable Laws as a basis for the opinion stated herein and have assumed that there is nothing in any such laws that affects our opinion.

In connection with giving this opinion, we have further assumed as follows:

That there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

2

That there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents.

That each applicable statute, rule, regulation, order and agency action affecting the parties to the Transaction Documents or any other documents or the transactions contemplated thereby is valid and constitutional.

That each party to the Transaction Documents (other than the Guarantor): (a) is a corporation or other organization validly existing and in good standing under the laws of the state or country, as applicable, of its formation, with the corporate or other organizational power and authority to own its properties and conduct its business as currently conducted, as known to us; and (b) has the corporate or other organizational power and authority to execute, deliver and perform the terms and provisions of the Transaction Documents.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

1.                                    The Guarantor has been duly organized and is validly existing and, to the extent applicable, in good standing under the laws of Mexico, is duly qualified to do business and, to the extent applicable, is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

2.                                    The Guarantor has all necessary corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

3.                                    The Indenture has been duly authorized, executed and delivered by the Guarantor and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

[NOTE: this paragraph is subject to review once the draft of the Indenture is released]

4.                                    The Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be a valid and legally binding obligation of the Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

3

5.                                    The Purchase Agreement has been duly authorized, executed and delivered by the Guarantor.

6.                                    The execution, delivery and performance by the Guarantor of each of the Transaction Documents, the issuance and sale of the Guarantee and compliance by the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Guarantor, nor (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

7.                                    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Guarantor of each of the Transaction Documents, the issuance and sale of the Guarantee and compliance by the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents.

8.                                    The choice of New York law to govern the Transaction Documents is a valid and effective choice of law.

9.                                    The submission by the Guarantor to the jurisdiction of the courts of New York, contained in the Transaction Documents is valid, binding and enforceable against the Guarantor.

10.                             Any final judgment obtained against the Guarantor in any court of New York, pursuant to a legal action instituted before any such courts in connection with the Transaction Documents would be valid and enforceable, without re-examination of the issues, pursuant to Article 1347A of the Commerce Code and article 571 of the Federal Civil Procedure Code (the “FCPC”), which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a)                                 such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Transaction Documents, as the case may be;

(b)                                 such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action as opposed to an in rem action;

(c)                                  service of process is made personally on the Guarantor or on the appropriate process agent;

(d)                                 such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico;

4

(e)                                             the applicable procedural requirements under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;

(f)                                             such judgment is final in the jurisdiction where obtained;

(g)                                             the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexico court;

(h)                                           the courts of such jurisdiction recognise the principles of reciprocity in connection with the enforcement of Mexico judgment in such jurisdiction;

(i)                                               the formalities set forth in the FCPC regarding exhortation letters coming from abroad are complied with;

(j)                                              the court had jurisdiction to know and resolve the dispute in accordance with the rules internationally acknowledged and that are compatible with those adopted in the FCPC.

(k)                                           the defendant has been personally notified or summoned to ensure the right to be heard and to state its defense; and

(l)                                               the claim from which the judgment is derived is not the subject matter of a final judgment rendered by a Mexican court or of pending litigation among the same parties before the Mexican courts and of which the Mexican court had knowledge before, or at least that the exhortation or rogatory letter to summon had been delivered to the Ministry of Foreign Affairs or to the authorities of the country where the summons must be made.

The foregoing opinion is subject to the following qualifications:

(a)                                 enforcement of the Transaction Documents may be limited by bankruptcy, concurso mercantil,  quiebra, tax, labor, insolvency, liquidation, reorganisation, moratorium and  other laws of general application relating to or affecting the rights of creditors generally;

(b)                                 in any proceeding brought in the courts of Mexico for the enforcement of the Transaction Documents or any judgment related thereto obtained in a foreign jurisdiction against the Guarantor, a Mexican court would apply Mexican procedural law in such proceedings;

(c)                                  in the event that proceedings are brought in Mexico seeking performance of the Guarantor, pursuant to the Mexican Monetary Law, the Guarantor may discharge its obligations by paying any sum due in a currency other than Mexican currency, in Mexican currency at the

5

rate of exchange prevailing in Mexico on the date when payment is made, and, consequently, any currency indemnity provision contained in the Transaction Documents may not be enforceable in Mexico;

(d)                                 in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translations, and proceedings would thereafter be based upon the translated documents; and

(e)                                  under the laws of Mexico labor claims, claims of tax authorities for unpaid taxes, Social Security quotas, Workers’ Housing Fund quotas and Retirement Fund quotas will have priority over claims under the Transaction Documents.

We are qualified to practice law only in Mexico and we express no opinion with regard to the laws of any jurisdiction other than Mexico. This opinion is effective as of the date hereof. We express no opinion as to rights, obligations or other matters (including change of law or circumstances) arising subsequent to the date hereof.

This opinion is provided solely for the benefit of the addressee hereto and each successor or assignee of an addressee and not for the benefit of any other persons. It is rendered solely in connection with the transaction described herein. It may not be quoted, distributed or relied upon in whole or in part, or otherwise referred to or used for any other purposes without our written consent.

Very truly yours,

VON WOBESER Y SIERRA, S.C.

Fernando Carreño, a Partner

6

ANNEX I

Form of Opinion of Counsel of Gresham Savage Nolan & Tilden, counsel for Western Mesquite Mines, Inc. in Nevada

San Bernardino Office

(909) 890-4499 • fax (909) 890-9877

April     ,  2012

VIA electronic transmission to

To:                             J.P. Morgan Securities, LLC

and the other several Initial Purchasers

parties to the Purchase Agreement

referenced below

c/o J.P. Morgan Securities, LLC

383 Madison Avenue

New York, NY 10179

Re:                             Guarantee of New Gold, Inc .     % Senior Notes Due 2020

Ladies & Gentlemen:

This firm serves as local counsel in California and Nevada for New Gold, Inc., a British Columbia, Canada corporation (“New Gold”), and its subsidiary, Western Mesquite Mines, Inc. (the “Guarantor”). We have been asked to provide certain opinions in connection with New Gold’s issuance of     % Senior Notes due June 2020 (the “Notes”). The Notes will be guaranteed by the Guarantor and others. In order to form those opinions, we have been provided copies of the following executed documents (the “Documents”) to review:

(a)                                 The Indenture dated as of April     , 2012, executed by New Gold, the Guarantor, the other guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Indenture”);

(b)                                 The Guarantee referenced in the Indenture (the “Guarantee”);

(c)                                  The Purchase Agreement dated as of April     , 2012, (the “Purchase Agreement”) executed by New Gold, the Guarantor, the other guarantors party thereto and you, as Representative of the initial Purchasers named therein (the “Initial Purchasers”);

(d)                                 Certificate of Authority and Incumbency Certificate dated as of                       , 2012, provided by the Guarantor (the “Certificate of Authority”).

(e)                                  A Certificate of Existence with Status in Good Standing dated March 8, 2012, from the Nevada Secretary of State’s office confirming the active status and good standing of the Guarantor. a Nevada corporation.

(f)                                   A Certificate of Status dated as of March 9, 2012, from the California Secretary of State’s office confirming the active status of the Guarantor as a Nevada corporation doing business in California.

The Indenture, the Guarantee and the Purchase Agreement are sometimes collectively referred to as the “Transaction Documents”.  All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Transaction Documents.

We have relied exclusively upon the Documents as to all matters of fact upon which the conclusions of law expressed herein are based.  We have not independently verified the information set forth in any of the Documents except as otherwise expressly described herein.

For purposes of this opinion, we have made the following additional assumptions:

A.                                    Each of the Transaction Documents to which any party other than the Guarantor is a party is a valid and binding obligation of each such other party, enforceable against each such other party in accordance with their respective terms.

B.                                    There are no documents, understandings or agreements between or among the parties which are not described in the Transaction Documents which would expand or otherwise modify the obligations of the Guarantor regarding the transactions contemplated thereby and which would have an effect on the opinions rendered herein;

C.                                    The statements contained in the Certificate of Authority provided by the Guarantor are true and correct in all respects;

2

D.                                    The representations and warranties of all parties to the Transaction Documents other than New Gold and its subsidiaries (including Guarantor) are true and correct in all respects (except that we make no such assumption with respect to representations and warranties which purport to interpret California or Nevada law);

Although the Transaction Documents indicate that they are to be governed by the laws of the State of New York, we are not admitted to practice in the State of New York. Accordingly, our opinions relating to the Transaction Documents are given by interpreting the Transaction Documents as though they were governed by the laws of the State of Nevada.

On the basis of the foregoing examination and assumptions, and subject to the conditions, limitations and further assumptions set forth herein, we are of the opinion that:

I.                                        The Guarantor has been duly organized and is validly existing and, to the extent applicable, in good standing under the laws of Nevada, is duly qualified to do business and, to the extent applicable, is in good standing in California, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

II.                                   The Guarantor has all necessary corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

III.                              The Indenture has been duly authorized, executed and delivered by the Guarantor and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

IV.                               The Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly authenticated as provided in the Indenture

3

and paid for as provided in the Purchase Agreement, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, and will be entitled to the benefits of the Indenture.

V.                                    The Purchase Agreement has been duly authorized, executed and delivered by the Guarantor.

VI.                               The execution, delivery and performance by the Guarantor of each of the Transaction Documents, the issuance and sale of the Guarantee and compliance by the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the provisions of the charter or by-laws  or similar organizational documents of Guarantor,  (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any property, right or asset of the Guarantor is subject, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

VII.                          No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Guarantor of each of the Transaction Documents, the issuance and sale of the Guarantee and compliance by the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Guarantee by the Initial Purchasers.

4

Notwithstanding anything contained herein to the contrary, we express no opinion with respect to:

(i)                                     The applicability of Sections 547 and 548 of the Bankruptcy Code (11 U. S. C. §§547, 548), or any other federal or state laws regarding fraudulent conveyances or transfers;

(ii)                                  Compliance by any party with state or federal securities laws, including, without limitation, the antifraud provisions thereof;

(iii)                               The impact of local, state, federal or foreign tax laws on the transactions contemplated by any of the Transaction Documents, including, without limitation, (A) the liability of any party or other person for payment thereof or (B) withholding requirements; or

(iv)                              The liability of any party or other person for any taxes, levies or other assessments which may be payable upon and after foreclosure upon personal property.

This opinion is subject to, and limited by, the following qualifications, exceptions and reservations:

(1)                                 The effect of bankruptcy, insolvency, reorganization, and similar laws or equitable principals relating to or limiting creditors’ rights generally and moratorium laws from time to time in effect.

(2)                                 The limitations imposed by equitable principals of California or federal law upon the specific enforceability of any of the remedies, covenants, or other provisions of any of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

(3)                                 The unenforceability under certain circumstances of provisions: (i) expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights created by law, (ii) imposing penalties, forfeitures, late payment charges, default rates of interest or other similar penalty terms, or (iii) indemnifying a party against liability for its own negligent or wrongful acts.

5

(4)                                 The exercise or attempted exercise of any right or remedy provided in any of the Transaction Documents if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under California and Nevada law to exist in all agreements.

(5)                                 The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

(6)                                 The effect of court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable when: (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor, including the acceleration of indebtedness due under such instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (ii) the creditor’s enforcement of such covenants or provisions under the circumstances would violate the creditor’s implied covenant of good faith and fair dealing.

(7)                                 The effect of Section 1670.5  of the California Civil Code, or Section 116B.275 of the Nevada Revised Statutes, each of which provides, in substance, that if a court as a matter of law finds a contract or any clause of a contract to have been “unconscionable” at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the “unconscionable” clause so as to avoid an “unconscionable” result.

(8)                                 The unenforceability under certain circumstances of contractual provisions which allow the exercise of self-help or summary remedies without requiring notice or opportunity for hearing or correction.

(9)                                 The provisions of any of the Transaction Documents which purport to waive, limit or restrict various rights of any party, including without

6

limitation, provisions which waive jury trial, waive personal service and permit service of process by registered mail, or permit any party to act as another party’s agent and attorney-in-fact after a default.

(10)                          The enforceability of time is of the essence provisions.

We are licensed to practice law only in the States of California and Nevada.  This opinion applies only insofar as the laws of the States of California and Nevada or the laws of the United States of America may be concerned, and we express no opinion with respect to the laws of any other jurisdiction.

This opinion is rendered solely to the addressees, and may not be relied upon by any other person or for any other purposes. This opinion may not be quoted or used, in whole or in part, for any other purpose or delivered to any person, except with our prior written consent. This opinion is issued solely as an accommodation to our clients (i.e., New Gold and the Guarantor), and does not create an attorney-client relationship between this firm and any other person, including but not limited to the addressees.

This opinion is stated as of the date hereof, and we assume no responsibility to advise addressee or any other person or entity of changes which may hereafter be brought to our attention or circumstances affecting the continued validity of any opinion expressed herein.

Very truly yours,

7